Liberty BROADBAND

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O LIBERTY BROADBAND CORPORATION
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. New York City time on February 25, 2025 for shares held directly and by 11:59 p.m. New York City time on February 20, 2025 for shares held in the GCI 401(k) Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LBRD2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. New York City time on February 25, 2025 for shares held directly and by 11:59 p.m. New York City time on February 20, 2025 for shares held in the GCI 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V61222-S08163 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

LIBERTY BROADBAND CORPORATION

The Board of Directors recommends a vote FOR Proposals 1 and 2.

		For	Against	Abstain
1.	A proposal to approve the adoption of the Agreement and Plan of Merger, dated November 12, 2024, by and among Charter Communications, Inc. ("Charter"), Liberty Broadband Corporation ("Liberty Broadband"), Fusion Merger Sub 1, LLC, a wholly owned subsidiary of Charter ("Merger LLC"), and Fusion Merger Sub 2, Inc., a wholly owned subsidiary of Merger LLC ("Merger Sub"), pursuant to which Merger Sub will merge with and into Liberty Broadband (the "merger"), with Liberty Broadband surviving the merger as the surviving corporation and becoming an indirect wholly owned subsidiary of Charter. Immediately following the merger, Liberty Broadband, as the surviving corporation of the merger, will merge with and into Merger LLC (the "upstream merger"), with Merger LLC surviving the upstream merger as the surviving company and as a wholly owned subsidiary of Charter.	☐	☐	☐
2.	A proposal to approve the adjournment of the special meeting by Liberty Broadband from time to time to solicit additional proxies in favor of the above listed proposal if there are insufficient votes at the time of such adjournment to approve the above listed proposal or if otherwise determined by the chairperson of the meeting to be necessary or appropriate.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

V61223-S08163

LIBERTY BROADBAND CORPORATION
Special Meeting of Stockholders
February 26, 2025, 11:30 a.m. Mountain Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Renee L. Wilm and Brian J. Wendling, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A common stock, Series B common stock, and/or Series A Cumulative Redeemable Preferred Stock held by the undersigned at the Special Meeting of Stockholders to be held at 11:30 a.m., Mountain Time, on February 26, 2025, via a live webcast accessible at **www.virtualshareholdermeeting.com/LBRD2025SM** and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE